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                                            EXHIBIT 23




         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements listed below of our reports dated February 1, 2001, relating to the consolidated financial statements and financial statement schedule of 7-Eleven, Inc. and Subsidiaries, which appear in this Form 10-K.


                                              REGISTRATION NO.
                                              ---------------


On Form S-8 for:

   7-Eleven, Inc. 1995 Stock Incentive Plan        33-63617

   7-Eleven, Inc. Supplemental Executive
     Retirement Plan for Eligible Employees       333-42731

   7-Eleven, Inc. Stock Compensation Plan
     for Non-Employee Directors                   333-68491




PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
March 7, 2001




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